EXECUTION COPY

CREDIT AGREEMENT

between

APOLLO MEDICAL HOLDINGS, INC.

and

NNA OF NEVADA, INC.

$2,000,000 Revolving Line of Credit

October 15, 2013

	Ownership of Properties	24
4.13	ERISA	24
	Environmental Matters	25
	Compliance with Laws	25
	Intellectual Property	26
	Investment Company Act	26
	Insurance	26
	Material Contracts	26
	Security Documents	26
	Labor Relations	27
	No Burdensome Restrictions	27
4.23	OFAC; Anti-Terrorism Laws	27

	ARTICLE V
	AFFIRMATIVE COVENANTS

	Financial Statements	28
	Other Business and Financial Information	29
	Existence; Franchises; Maintenance of Properties	31
	Compliance with Laws	31
	Payment of Obligations	31
5.6	Insurance	31
	Maintenance of Books and Records; Inspection	32
	Permitted Acquisitions	32
	Creation or Acquisition of Subsidiaries	33
	Additional Security	35
	Environmental Laws	35
	PATRIOT Act Compliance	35
	Securities Filings	36
	Further Assurances	36

	ARTICLE VI
	FINANCIAL COVENANTS

	Consolidated EBIT	36
	Working Capital Ratio	36

	ARTICLE VII
	NEGATIVE COVENANTS

	Merger; Consolidation	37
	Indebtedness	37
	Liens	39
	Asset Dispositions	40
	Investments	41
7.6	Restricted Payments	42
	Transactions with Affiliates	43
	Lines of Business	44
	Sale-Leaseback Transactions	44

ii

Certain Amendments	44
Limitation on Certain Restrictions	44
No Other Negative Pledges	45
Fiscal Year	45
Accounting Changes	45

ARTICLE VIII
EVENTS OF DEFAULT; REMEDIES

Events of Default	45
Remedies	48

ARTICLE IX
MISCELLANEOUS

Costs, Expenses and Taxes	48
Indemnification	49
Consent to Jurisdiction; Waiver of Jury Trial	50
Notices	50
Continuing Obligations	51
Treatment of Certain Information; Confidentiality; Remedies	51
Controlling Law	52
Successors and Assigns	52
Assignment and Sale	52
Entire Agreement	52
Amendment	52
Severability	53
Counterparts	53
Captions	53

iii

EXHIBITS:
Exhibit A	Form of Compliance Certificate
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Intercompany Note

SCHEDULES:
Schedule 4.1	Credit Party Jurisdictions
Schedule 4.4	Consents
Schedule 4.7	Subsidiaries
Schedule 4.12	Realty; Registry
Schedule 4.14	Environmental Matters
Schedule 4.16	Intellectual Property
Schedule 4.18	Insurance
Schedule 4.19	Material Contracts
Schedule 7.2	Indebtedness
Schedule 7.3	Liens
Schedule 7.4(vii)	Asset Disposition
Schedule 7.5	Investments
Schedule 7.6(a)(iii)	Restricted Payments
Schedule 7.7	Transactions with Affiliates

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of October 15, 2013, is made and entered into between Apollo Medical Holdings, Inc., a Delaware corporation (“Borrower”), and NNA of Nevada, Inc. (“Lender”).

BACKGROUND STATEMENT

A.           The Borrower has requested that the Lender extend a $2,000,000 revolving line of credit to the Borrower, to be advanced by the Lender pursuant to the terms and conditions hereof.

B.           The Lender is willing to extend the revolving line of credit described above upon the terms and subject to the conditions set forth in this Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make the revolving loans described herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Defined Terms. In addition to the words and terms defined elsewhere in this Agreement, the following terms when used herein shall have the following respective meanings:

“Acquisition” means any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower or any of its Subsidiaries, (i) acquires all or substantially all of the assets of any Person or any going business, division thereof or line of business, whether through purchase of assets, merger or otherwise, or (ii) acquires Capital Stock of any Person having at least a majority of combined voting power of the then outstanding Capital Stock of such Person.

“Acquisition Amount” means, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid as purchase price by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the value of all Capital Stock of the Borrower issued or given as purchase price in connection with such Acquisition (as determined by the parties thereto under the definitive acquisition agreement), (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) the maximum amount of any Contingent Purchase Price Obligations payable in connection with such Acquisition, as determined in good faith by the Borrower, (v) all amounts paid in respect of noncompetition agreements, consulting agreements and similar arrangements entered into in connection with such Acquisition, and (vi) the aggregate fair market value of all other real, mixed or personal property paid as purchase price by the Borrower and its Subsidiaries in connection with such Acquisition.

“Adjusted LIBOR” means a rate per annum equal to the sum of (i) LIBOR and (ii) six percent (6%).

“Affiliate” means, as to any Person, (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person or is consolidated with such Person in accordance with GAAP, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, ten percent (10%) or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Affiliated Physician Practice Group” means Maverick Medical Group, Inc., ApolloMed Care Clinic, ApolloMed Hospitalists, and any other physician practice group that from time to time is consolidated with the Borrower in accordance with GAAP and is a party to a physician practice management agreement with the Borrower or any Subsidiary.

“Agreement” means this Credit Agreement and all schedules and exhibits hereto, together with any amendments, modifications, replacements and supplements hereto, any substitutes herefor, and any replacements, renewals or extensions hereof, in whole or in part, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Aligned Purchase Agreement” means the Stock Purchase Agreement, dated as of February 15, 2011, as amended by the First Amendment to Stock Purchase Agreement, dated as of July 8, 2011, among the Borrower, Aligned Healthcare Group LLC, Aligned Healthcare Group – California, Inc. and the other parties thereto.

“Asset Disposition” means any sale, assignment, lease, conveyance, transfer or other disposition by any Credit Party (whether in one or a series of transactions) of all or any of its assets, business or other properties (including Capital Stock of Subsidiaries), other than pursuant to a Casualty Event.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, and any successor statute or statutes having substantially the same function.

“Borrower” means Apollo Medical Holdings, Inc., a Delaware corporation, and all of its permitted successors and assigns.

“Borrowing” means any borrowing hereunder consisting of Revolving Loans made to the Borrower pursuant to Article II.

“Business Day” means any day of the year on which banks are open for business in Waltham, Massachusetts and, in respect of any determination relevant to the determination or payment of interest determined based on LIBOR, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in United States dollar deposits in the London interbank market.

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“Capital Expenditures” means, during any period, the sum of all amounts paid during such period that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries as an acquisition of fixed assets or improvements, replacements, substitutions or additions thereto.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease” means any lease or similar arrangement which is of a nature that payment obligations of the lessee or obligor thereunder at the time are or should be capitalized and shown as liabilities (other than current liabilities) upon a balance sheet of such lessee or obligor prepared in accordance with GAAP.

“Capitalized Lease Obligations” means, with respect to any Capitalized Lease, the amount of the obligation of the lessee thereunder that would, in accordance with GAAP, appear on a balance sheet of such lessee with respect to such Capitalized Lease.

“Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof (y) that has combined capital and surplus of at least $500,000,000 or (z) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc., (iv) repurchase obligations with a term not exceeding thirty (30) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, (v) money market funds at least ninety-five percent (95%) of the assets of which are continuously invested in securities of the foregoing types, and (vi) cash balances in accounts deposited with banks or other financial institutions in the United States.

“Casualty Event” means, with respect to any property (including any interest in property) of any Credit Party, any loss of, damage to, or condemnation or other taking of, such property for which such Credit Party receives insurance proceeds, proceeds of a condemnation award or other compensation.

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“Change of Law” means the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, by any Governmental Authority, or compliance by the Lender with any request or directive (whether or not having the force of law) of any Governmental Authority.

“Closing Date” means the date upon which the initial extensions of credit are made pursuant to this Agreement, which shall be the date upon which each of the conditions set forth in Sections 3.1 and 3.2 shall have been satisfied or waived in accordance with the terms of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor federal tax code. Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final, temporary or proposed.

“Compliance Certificate” means a fully completed and duly executed certificate in the form of Exhibit A, together with a Covenant Compliance Worksheet.

“Consolidated Entities” means the Borrower and the Subsidiaries of the Borrower.

“Consolidated EBIT” means, for the Borrower for any period, the aggregate of (i) Consolidated Net Income of the Borrower for such period, plus (ii) the sum of interest expense and income tax expense, and minus (iii) interest income, all to the extent taken into account in the calculation of Consolidated Net Income of such Person for such period.

“Consolidated Net Income” means, for the Borrower for any period, the net income (or loss) of the Borrower and its Subsidiaries, as determined on consolidated basis in accordance with GAAP, but excluding extraordinary gains and losses and any other non-operating gains and losses.

“Contingent Purchase Price Obligations” means any earnout obligations or similar deferred or contingent purchase price obligations of the Borrower or any of its Subsidiaries incurred or created in connection with an Acquisition.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Costs” shall have the meaning set forth in Section 9.2.

“Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit A.

“Credit Documents” means and collectively refer to this Agreement, the Intercompany Notes, the Security Documents, and any and all other agreements, instruments and documents now or hereafter executed by or in behalf of the Borrower or any Subsidiary or delivered to the Lender with respect to this Agreement or with respect to the transactions contemplated by this Agreement, and in each case, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

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“Credit Parties” means the Borrower and the Subsidiary Guarantors.

“Default” means any event which with the giving of notice, lapse of time, or both, would become an Event of Default.

“Default Rate” means an interest rate equal to the sum of (i) Adjusted LIBOR and (ii) six percent (6.0%).

“Dollar” or “$” means dollars in lawful currency of the United States of America.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, allegations, notices of noncompliance or violation, investigations by a Governmental Authority, or proceedings (including administrative, regulatory and judicial proceedings) relating in any way to any Hazardous Substance, any actual or alleged violation of or liability under any Environmental Law or any permit issued, or any approval given, under any Environmental Law (collectively, “Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health, occupational safety with respect to exposure to Hazardous Substances, or the environment, now or hereafter in effect, and in each case as amended from time to time, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Consolidated Entity, is treated as (i) a single employer under Section 414(b), (c), (m) or (o) of the Code or (ii) a member of the same controlled group under Section 4001(a)(14) of ERISA.

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“ERISA Event” means any of the following: (i) a “reportable event” as defined in Section 4043(c) of ERISA with respect to a Plan or, if any Consolidated Entity or any ERISA Affiliate has received notice, a Multiemployer Plan, for which the requirement to give notice has not been waived by the PBGC (provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code shall be considered a “reportable event” regardless of the issuance of any waiver), (ii) the application by any Consolidated Entity or any ERISA Affiliate for a funding waiver pursuant to Section 412 of the Code, (iii) the incurrence by any Consolidated Entity or any ERISA Affiliate of any Withdrawal Liability, or the receipt by any Consolidated Entity or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iv) the distribution by any Consolidated Entity or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (v) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Consolidated Entity or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (vi) the institution of a proceeding by any fiduciary of any Multiemployer Plan against any Consolidated Entity or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days, (vii) the imposition upon any Consolidated Entity or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of any Consolidated Entity or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA with respect to any Plan, or (viii) the engaging in or otherwise becoming liable for a Prohibited Transaction by any Consolidated Entity or any ERISA Affiliate.

“Event of Default” shall have the meaning specified in Article VIII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Excluded Asset Disposition” means (i) any Asset Disposition permitted under Section 7.4(i), (ii), (iii) or (iv) and (ii) any Casualty Event.

“Financial Officer” means, with respect to any Person, the chief financial officer, vice president - finance, principal accounting officer or treasurer of such Person.

“fiscal quarter” means a fiscal quarter of the Borrower and its Subsidiaries.

“fiscal year” means a fiscal year of the Borrower and its Subsidiaries.

“GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries on a consolidated basis throughout the period indicated and consistent with the financial practice of the Borrower and its Subsidiaries prior to the date hereof.

“Governmental Authority” means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

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“Guaranty” means a guaranty agreement, dated as of the date hereof, made by the Subsidiary Guarantors in favor of the Lender, as amended, modified, restated or supplemented from time to time.

“Hazardous Substance” means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous to human health or the environment and is or becomes regulated by any Governmental Authority, (iii) its presence may require investigation or response under any Environmental Law, (iv) it constitutes a nuisance, trespass or health or safety hazard to Persons or neighboring properties, or (v) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

“Indebtedness” means, for any Person, without duplication (i) obligations of such Person for borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade and not past due other than as a result of a bona fide dispute pursuant to Section 5.5); (iv) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person; (v) Capitalized Lease Obligations of such Person; (vi) obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit (whether or not drawn upon and in the stated amount thereof); (vii) guaranties by such Person of the type of indebtedness described in clauses (i) through (vi) above; (viii) all indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person; (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person; (x) off-balance sheet liability retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries; and (xi) obligations under any Hedge Agreement.

“Intellectual Property” means (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works and all copyrights (registered and unregistered), (iv) all trade secrets and confidential information (including, without limitation, financial, business and marketing plans and customer and supplier lists and related information), (v) all computer software and software systems (including, without limitation, data, databases and related documentation), (vi) all Internet web sites and domain names, (vii) all technology, know-how, processes and other proprietary rights, and (viii) all licenses or other agreements to or from third parties regarding any of the foregoing.

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“Intercompany Loan Agreement” means any intercompany loan agreement between the Borrower or a Subsidiary, on the one hand, and an Affiliated Physician Practice Group, on the other hand, including (i) that certain Intercompany Revolving Loan Agreement, dated July 31, 2013, by and between ApolloMed Care Clinic and Apollo Medical Management, Inc., (ii) that certain Intercompany Revolving Loan Agreement, dated September 30, 2013, by and between ApolloMed Hospitalists and Apollo Medical Management, Inc., and (iii) that certain Intercompany Revolving Loan Agreement, dated February 1, 2013, by and between Apollo Medical Management, Inc. and Maverick Medical Group, Inc.

“Intercompany Note” shall mean the intercompany note substantially in the form of Exhibit C.

“Investments” shall have the meaning set forth in Section 7.5.

“LIBOR ” means, for any day, the offered rate as published by Bloomberg L.P. (or any other generally recognized financial information page or service designated by Lender) for deposits in U.S. Dollars in the London interbank deposit market with a maturity of three (3) months, determined approximately 11:00 A.M. (London time) two Business Days before commencement of each calendar quarter; provided, that if no such British Bankers’ Association LIBOR Rate is available, the applicable LIBOR Rate shall instead be the rate determined by Lender to be the rate at which Bank of America, N.A., or one of its affiliates banks, offers to place deposits in U.S. Dollars with first class banks in the London Interbank market at approximately 11:00 A.M. (London time) two Business Days before the commencement of each calendar quarter.

“Lien” means any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises by virtue of contract, statute or common law, including but not limited to the lien or security interest arising from a mortgage, security agreement, pledge, lease, conditional sale, consignment or bailment for security purposes or from attachment, judgment or execution. The term “Lien” shall include any easements, covenants, restrictions, conditions, encroachments, reservations, rights-of-way, leases and other title exceptions and encumbrances affecting real property. For the purpose of this Agreement, the Borrower or any Subsidiary shall be deemed to own, subject to a Lien, any proceeds of a sale with recourse of accounts receivable, any asset leased under any “sale and lease back” or similar arrangement and any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

“Margin Stock” has the meaning given to such term in Regulation U.

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“Material Adverse Effect” or “Material Adverse Change” means a material adverse effect upon, or a material adverse change in, any of (i) the financial condition, operations, business or properties of the Borrower and its Subsidiaries, taken as a whole; (ii) the ability of the Borrower or any Subsidiary to perform under this Agreement or any other Credit Document in any material respect or any other material contract in any material respect to which any one or more of them is a party; (iii) the legality, validity or enforceability of this Agreement or any other Credit Document; or (iv) the perfection or priority of the Liens of the Lender granted under this Agreement or any other Credit Document or the rights and remedies of the Lender under this Agreement or any other Credit Document (other than a change resulting from any act or omission by the Lender).

“Material Contracts” shall have the meaning set forth in Section 4.19.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, in the case of any Casualty Event or Asset Disposition, the aggregate cash proceeds received by any Credit Party in respect thereof (including, in the case of a Casualty Event, insurance proceeds and condemnation awards), minus the sum of (i) reasonable fees and out-of-pocket expenses payable by such Credit Party in connection therewith, (ii) taxes paid or payable as a result thereof, and (iii) the amount required to retire Indebtedness to the extent such Indebtedness is secured by Permitted Liens on the subject property; it being understood that the term “Net Cash Proceeds” shall include, as and when received, any cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party in respect of any of the foregoing events.

“Notice of Borrowing” shall have the meaning set forth in Section 3.2(a).

“Obligations” means (i) the Revolving Loans and advances, indebtedness, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower or any Subsidiary to the Lender of any kind or nature, present or future, arising under this Agreement or the other Credit Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired; and (ii) all interest (including to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys’ fees and any other sums payable by the Borrower or any Subsidiary to the Lender under this Agreement or any of the other Credit Documents.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

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“Permitted Acquisition” means any Acquisition to which the Lender shall have given its prior written consent (which consent may be in its sole discretion and may be given subject to such additional terms and conditions as it shall establish).

“Permitted Liens” shall have the meaning set forth in Section 7.3.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which any Consolidated Entity or any ERISA Affiliate may have any liability.

“Pledge and Security Agreement” means a Pledge and Security Agreement, dated as of the date hereof, made by the Borrower and the Subsidiaries of the Borrower party thereto in favor of the Lender, as amended, modified, restated or supplemented from time to time.

“Prohibited Transaction” means any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.

“Projections” has the meaning given to such term in Section 4.11(b).

“Realty” means the real property owned by the Borrower or a Subsidiary and set forth on Schedule 4.12.

“Reference Period” with respect to any date of determination, means (except as may be otherwise expressly provided herein) the period of twelve consecutive fiscal months of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, the period of four consecutive fiscal quarters ending on such date.

“Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

“Responsible Officer” means, with respect to any Person, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of such Person, and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement or any other Credit Document.

“Revolving Credit Commitment” shall have the meaning set forth in Section 2.1.

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“Revolving Credit Termination Date” means the date of the earliest to occur of the following: (i) June 30, 2014; and (ii) such earlier date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or 8.2(a).

“Revolving Loans” shall have the meaning set forth in Section 2.1.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index/html, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index/html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” means the Pledge and Security Agreement, and all other pledge or security agreements, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

“Senior Secured Note” shall have the meaning set forth in Section 2.8(iii).

“Solvent” means as to any Person on any particular date, that such Person (i) does not have unreasonably small capital to carry on its business as now conducted and as presently proposed to be conducted, (ii) is able to pay its debts as they become due in the ordinary course of business, and (iii) has assets with a present fair saleable value greater than its total stated liabilities and identified contingent liabilities, including any amounts necessary to satisfy preferential rights of shareholders.

“Subordinated Notes” shall have the meaning set forth in Section 7.2(vi).

“Subsidiary” means any corporation, partnership, limited liability company, association or other business entity of which the Borrower owns, directly or indirectly, more than fifty percent (50%) of the voting securities thereof.

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a guarantor of the Obligations under the Guaranty (or under another guaranty agreement in form and substance satisfactory to the Lender) and has granted to the Lender a Lien upon and security interest in its personal property assets pursuant to the Pledge and Security Agreement.

“Target” shall have the meaning set forth in Section 5.8(a)(i).

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“10% Convertible Notes” shall have the meaning set forth in Section 2.8(iv).

“Terminating Indebtedness” shall have the meaning set forth in Section 3.1(k).

“Unfunded Pension Liability” means, with respect to any Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

“Wholly Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

“Working Capital Ratio” means, at any date, the ratio of (i) the sum of (A) the current assets of the Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, and (B) the unused portion of the Revolving Credit Commitment as of such date to (ii) the current liabilities of the Borrower and its Subsidiaries as of such date, including without limitation the aggregate amount of the Revolving Loans, as determined on consolidated basis in accordance with GAAP.

1.2           Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in Article VI, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in Section 4.11(a). In the event that any changes in GAAP after such date are required to be applied to the Borrower and would affect the computation of the financial covenants contained in Article VI, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

1.3           Singular/Plural. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

1.4           Other Terms. All other terms contained in this Agreement shall, when the context so indicates, have the meanings provided for by the Uniform Commercial Code of the State of New York to the extent the same are used or defined therein.

ARTICLE II

AMOUNTS AND TERMS OF THE REVOLVING LOANS

2.1           Commitment. The Lender agrees, on the terms and conditions set forth herein, to make loans (each, a “Revolving Loan,” and collectively, the “Revolving Loans”) to the Borrower, from time to time before the Revolving Credit Termination Date; provided that, immediately after each Revolving Loan is made, the aggregate outstanding principal amount of the Revolving Loans by the Lender shall not exceed $2,000,000 (as such figure may be reduced from time to time as provided in this Agreement, the “Revolving Credit Commitment”). Subject to Section 3.2, the Borrower may borrow under this Section 2.1, repay or prepay Revolving Loans and reborrow under this Section 2.1 at any time before the Revolving Credit Termination Date.

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2.2           Mandatory Repayments; Maturity of Revolving Loans. The Borrower shall repay the Revolving Loans:

 (i)          In full, on the Revolving Credit Termination Date;

 (ii)         Not later than 90 days after receipt by any Credit Party of any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (or, if earlier, upon its determination not to repair or replace any property subject to such Casualty Event or to acquire assets used or useable in the business of the Credit Parties), the Borrower will prepay the outstanding principal amount of the Revolving Loans in an amount equal to 100% of the Net Cash Proceeds from such Casualty Event (less any amounts theretofore applied (or contractually committed to be applied) to the repair or replacement of property subject to such Casualty Event or to acquire assets used or useable in the business of the Credit Parties) and will deliver to the Lender, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Lender and setting forth the calculation of such Net Cash Proceeds. Notwithstanding the foregoing, nothing in this Section 2.2(ii) shall be deemed to permit any Asset Disposition not expressly permitted under Section 7.4;

 (iii)        Not later than 90 days after receipt by any Credit Party of proceeds in respect of any Asset Disposition other than an Excluded Asset Disposition (or, if earlier, upon its determination not to apply such proceeds to the acquisition of assets used or useable in the business of the Borrower and its Subsidiaries), the Borrower will prepay the outstanding principal amount of the Revolving Loans in an amount equal to 100% of the Net Cash Proceeds from such Asset Disposition (less any amounts theretofore applied (or contractually committed to be applied) to acquire assets used or useable in the business of the Credit Parties) and will deliver to the Lender, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Lender and setting forth the calculation of such Net Cash Proceeds. Notwithstanding the foregoing, nothing in this Section 2.2(iii) shall be deemed to permit any Asset Disposition not expressly permitted under Section 7.4;

 (iv)        In the event that, at any time, the aggregate principal amount of Revolving Loans shall exceed the aggregate Revolving Credit Commitments at such time, the Borrower will immediately prepay the outstanding principal amount of Revolving Loans in the amount of such excess; and

 (v)         In full, upon the occurrence of any Event of Default and acceleration of the Obligations by the Lender pursuant to Article VIII hereof; and

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2.3           Interest.

(a)           Each Revolving Loan shall bear, and the Borrower shall pay, interest from the date such Revolving Loan is made on the unpaid principal balance thereof at a rate equal to Adjusted LIBOR.

(b)           Interest on the outstanding principal balance of each Revolving Loan shall be due and payable monthly on the last Business Day of each successive month, in arrears, commencing with October 31, 2013, and at each month-end thereafter until the entire principal amount of the Revolving Loans plus interest thereon is paid in full.

(c)           Interest on the Revolving Loans and fees shall be computed on the basis of a 360-day year and the actual number of days elapsed.

(d)           Nothing contained in this Agreement shall be deemed to establish or require the payment of interest to the Lender at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid under this Agreement exceeds the maximum rate permitted by governing law, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate permitted by governing law and any amounts collected in excess of the permissible amount shall be deemed a prepayment of principal hereunder.

(e)           Notwithstanding any other provision of this Agreement to the contrary, upon and during the continuance of any Event of Default under this Agreement, at the option of the Lender without any required notice to the Borrower, the outstanding principal amount of the Revolving Loans, and to the full extent permitted by law, all interest accrued on the Revolving Loans, shall bear interest at the Default Rate, and such default interest shall be payable on demand.

2.4           Fees.

(a)           The Borrower agrees to pay to the Lender an upfront fee of $20,000.00, which shall be due and payable in full on the Closing Date if the Closing Date occurs.

(b)           The Borrower agrees to pay to the Lender a facility fee on the last Business Day of each month, commencing on October 31, 2013, and on the Revolving Credit Termination Date at a per annum rate of 1.0% of the average daily unused portion of the Revolving Credit Commitment for such month. Such unused facility fee shall be contingent on and accrue from and including the Closing Date to (but excluding) the Revolving Credit Termination Date.

2.5           Termination or Reduction of Revolving Credit Commitment.

(a)           The Borrower may, upon at least three (3) Business Days’ written notice to the Lender, terminate at any time, or proportionately reduce the unused portion of the Revolving Credit Commitment from time to time by an aggregate amount of at least $100,000 or any larger integral multiple of $25,000. If the Revolving Credit Commitment is terminated in its entirety, all accrued fees (as provided under Section 2.4(b)) shall be due and payable on the effective date of such termination.

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(b)           Each prepayment of Revolving Loans pursuant to Section 2.2(ii) and (iii) (other than those prepayments for which the Lender may still be required to turn over to the Borrower any proceeds) shall permanently reduce the amount of the Revolving Credit Commitment.

2.6           General Provisions as to Payments. All payments (including prepayments) by the Borrower on account of principal, interest and fees on the Revolving Loans shall be made in immediately available funds to the Lender at its offices as set forth in Section 9.4, prior to 2:00 p.m., Massachusetts time, on the date payment is due, or at such other place as is designated in writing by the Lender.

2.7           Disbursement of Revolving Loan Proceeds. The Borrower hereby authorizes and directs the Lender to disburse, for and on behalf of the Borrower and for the Borrower’s account, the proceeds of the Revolving Loans made by the Lender pursuant to this Agreement (i) to such Person or Persons as the Borrower shall direct, whether orally or in writing and (ii) to pay the Lender any interest, fees, costs and expenses payable pursuant to Section 9.1 hereof.

2.8           Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower solely to repay Borrower’s $500,000 senior secured note (the “Senior Secured Note”), to refinance certain other Indebtedness of the Borrower and for working capital.

2.9           Taxes. All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to the Revolving Loans or fees relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at any time hereafter imposed on or measured by any governmental authority or by any taxing authority thereof, or therein, excluding (i) taxes imposed on or measured by the Lender’s net income and (ii) franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or the Lender’s location set forth in Section 9.4 or any political subdivision thereof. In the event that the Borrower is required by applicable law to make any such withholding or deduction of taxes with respect to the Revolving Loans or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Lender all receipts and other additional amounts as may be necessary in order that the amount received by the Lender after the required withholding or other payment shall equal the amount the Lender would have received had no such withholding or other payment been made.

2.10         Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Borrowing, (i) the Lender determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered in the relevant market, or (ii) the Lender determines that LIBOR will not adequately and fairly reflect the cost to the Lender of funding a Revolving Loan, the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist the obligation of the Lender to fund Revolving Loans shall be suspended unless the Borrower and the Lender can mutually agree upon a different formulation for the interest rate applicable to such Borrowing.

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2.11         Illegality. If, after the date hereof, any Change of Law, or any change in interpretation or administration thereof by any Governmental Authority, or compliance by the Lender with any request or directive (whether or not having the force of law) by any Governmental Authority, shall make it unlawful or impossible for the Lender to make, maintain or fund Revolving Loans, then the Lender shall so notify the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lender to fund Revolving Loans shall be suspended. If the Lender shall determine that it may not lawfully continue to maintain and fund Revolving Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of the Revolving Loans.

2.12         Increased Cost and Reduced Return.

(a)           If after the date hereof, a Change of Law or compliance by the Lender with any request or directive (whether or not having the force of law) of any Governmental Authority:

 (i)          shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, the Lender; or

 (ii)         shall impose on the Lender or on the United States market for certificates of deposit or the London interbank market any other condition affecting Revolving Loans or its obligation to make Revolving Loans;

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any Revolving Loan, or to reduce the amount of any sum received or receivable by the Lender under this Agreement with respect thereto, by an amount deemed by the Lender to be material, then, within fifteen (15) days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.

(b)           If the Lender shall have determined that after the date hereof, any Change of Law, or any change in the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) by any Governmental Authority, has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender’s policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, within fifteen (15) days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

(c)           The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section. A certificate of the Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

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(d)          The provisions of this Section 2.12 shall be applicable with respect to any participant, assignee or other transferee, and any calculations required by such provisions shall be made based upon the circumstances of such participant, assignee or other transferee.

ARTICLE III

CLOSING; CONDITIONS OF CLOSING AND BORROWING

3.1           Conditions of Initial Revolving Loans and Advances. The obligation of the Lender to make Revolving Loans in connection with the initial Borrowing hereunder is subject to the satisfaction of the following conditions precedent:

(a)           Credit Documents. The Lender shall have received the following, each dated as of the Closing Date (unless otherwise specified) and in such number of copies as the Lender shall have requested:

 (i)          from each of the parties hereto, a duly executed counterpart of this Agreement signed by such party;

 (ii)         the Guaranty, duly completed and executed by each Subsidiary of the Borrower, in form and substance satisfactory to the Lender;

 (iii)        the Pledge and Security Agreement, duly completed and executed by the Borrower and each of its Subsidiaries, in form and substance satisfactory to the Lender; together with any certificates evidencing the Capital Stock being pledged thereunder as of the Closing Date and undated assignments separate from certificate for any such certificate, duly executed in blank, each in form and substance satisfactory to the Lender; and

 (iv)        Intercompany Notes, duly completed and executed by the Borrower and each Subsidiary of the Borrower intending to incur Indebtedness pursuant to Section 7.2(iii), together with allonges attached thereto, each in form and substance satisfactory to the Lender.

(b)          Closing Certificate. The Lender shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, dated as of the Closing Date and in form and substance reasonably satisfactory to the Lender, certifying that (i) all representations and warranties of the Borrower and its Subsidiaries contained in this Agreement and the other Credit Documents are true, correct and complete as of the Closing Date, both immediately before and after giving effect to the making of the initial Revolving Loans and the application of the proceeds thereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the making of the initial Revolving Loans and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the making of the initial Revolving Loans and the application of the proceeds thereof, no Material Adverse Effect has occurred since January 31, 2013, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section 3.1 and in Section 3.2 have been satisfied or waived as required hereunder.

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(c)           Secretary’s Certificate. The Lender shall have received a certificate of the secretary or an assistant secretary of the Borrower and each of its Subsidiaries as of the Closing Date, dated as of the Closing Date and in form and substance reasonably satisfactory to the Lender, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such party, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of such party executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

(d)          Good Standings. The Lender shall have received a certificate as of a recent date of the good standing of the Borrower and each of its Subsidiaries as of the Closing Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

(e)           Solvency Certificate. The Lender shall have received a certificate of the president or chief financial officer of the Borrower, dated as of the Closing Date and in form and substance reasonably satisfactory to the Lender, certifying that the Borrower and each of its Subsidiaries is Solvent.

(f)           Consents; Approvals. All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement or the other Credit Documents shall have been obtained, without the imposition of conditions that are not acceptable to the Lender, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Lender shall have received such copies thereof as it shall have reasonably requested.

(g)          Lien Searches. The Lender shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names the Borrower, or any of the Borrower’s Subsidiaries as debtor in any of the jurisdictions listed beneath its name on Schedule I to the Pledge and Security Agreement, and the results thereof shall be reasonably satisfactory to the Lender.

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(h)           Recording and Filing. The Lender shall have received evidence that UCC financing statements naming the Borrower as debtor and the Lender as secured party and describing the collateral encumbered by the Security Documents have been duly filed in each jurisdiction necessary to perfect the Liens created by the Security Documents and that all other filings and action needed to provide the Lender with a perfected, first priority security interest in the collateral described in the Security Documents have occurred.

(i)            Insurance. The Lender shall have received certificates of insurance evidencing the insurance coverages described on Schedule 4.18 and all other or additional coverages required under the Security Documents.

(j)            No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court or other governmental authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or that is related to or arises from, the making of the Revolving Loans.

(k)           Payoff Letters. Concurrently with the making of the initial Revolving Loans hereunder, (i) the Senior Secured Note (the “Terminating Indebtedness”), shall be repaid and satisfied in full and all guarantees related thereto extinguished, (ii) all commitments to extend credit under any Terminating Indebtedness shall be terminated, (iii) any Liens securing any Terminating Indebtedness shall be released and any related filings (including UCC filings, mortgages, and intellectual property filings) terminated of record (or arrangements satisfactory to the Lender made therefor), and (iv) any letters of credit outstanding under any Terminating Indebtedness for which the Borrower or any of its Subsidiaries is obligated shall have been terminated, canceled or replaced; and the Lender shall have received evidence of the foregoing satisfactory to it, including a payoff letter executed by the lenders or the agent under the Terminating Indebtedness.

(l)            Fees; Expenses. The Borrower shall have paid to the Lender, the fees required to be paid to them on the Closing Date.

(m)          No Material Adverse Change. Since January 31, 2013, both immediately before and after giving effect to the consummation of this Agreement, there shall not have occurred (i) a Material Adverse Effect or (ii) any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

(n)           Other Documents. The Lender shall have received such other documents, certificates, opinions, instruments and other evidence as the Lender may reasonably request, all in form and substance satisfactory to the Lender and its counsel.

3.2           Conditions to all Revolving Loans. The obligation of the Lender to make any Revolving Loan hereunder (including any Revolving Loans made on or after the Closing Date), is subject to the continued validity of all Credit Documents and the satisfaction of the following conditions:

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(a)           The Lender shall have received a notice of borrowing (each a “Notice of Borrowing”), in the form of Exhibit B, specifying (i) the aggregate principal amount of the requested Revolving Loans to be made pursuant to such Borrowing and (ii) the requested date of such Borrowing, which shall be a Business Day and which shall be at least three Business Days after the Lender receives such Notice of Borrowing (other than any Borrowing with respect to the Terminating Indebtedness and any additional Borrowing on the Closing Date of up to $1,000,000 in the aggregate (including any Borrowing to repay the Terminating Indebtedness)). Each such Notice of Borrowing shall be irrevocable.

(b)           Each of the representations and warranties made by the Borrower in Article IV shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified as to materiality or by Material Adverse Effect, in which case such representation or warranty shall be true in all respects) on and as of such date with the same effect as if made on and as of such date (except to the extent any such representation or warranty related to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date (except to the extent any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation or warranty shall be true in all respects as of such date)).

(c)           No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the portion of the Revolving Loan to be made on such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (a) and (b) of this Section.

3.3           Post-Closing. The Borrower shall comply with Section 4.10 of the Pledge and Security Agreement within 30 Business Days after the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and make the Revolving Loans contemplated hereby, the Borrower represents and warrants to the Lender as of the Closing Date and each date of Borrowing as follows:

4.1           Corporate Organization and Power. Each Credit Party (i) is a corporation or a limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be (which jurisdictions, as of the Closing Date, are set forth on Schedule 4.1), (ii) has the full corporate or limited liability company power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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4.2           Authorization; Enforceability. Each Credit Party has taken, or on the Closing Date will have taken, all necessary corporate or limited liability company action, as applicable, to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each Credit Party that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

4.3           No Violation. The execution, delivery and performance by each Credit Party of each of the Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or formation, its bylaws or operating agreement, or other applicable formation or organizational documents, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, other than with respect to the Terminating Indebtedness, or (iv) except for the Liens granted in favor of the Lender pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.4           Governmental and Third-Party Authorization; Permits. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each Credit Party of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents, (ii) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 4.4, and (iii) consents and filings the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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4.5           Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, arbitrator or other Person, (i) against or affecting any of the Credit Parties or any of their respective properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Credit Documents or any of the transactions contemplated hereby or thereby.

4.6           Taxes. Each Credit Party has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid, prior to the date on which penalties would attach thereto or a Lien would attach to any of the properties of a Credit Party if unpaid, all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are not yet delinquent or that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Credit Parties for the periods covered thereby. As of the Closing Date, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of any of the Credit Parties, and there is no material unresolved claim by any Governmental Authority concerning the tax liability of any Credit Party for any period for which tax returns have been or were required to have been filed, other than unsecured claims for which adequate reserves have been established in accordance with GAAP. As of the Closing Date, no Credit Party has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

4.7           Subsidiaries. Schedule 4.7 sets forth, as of the Closing Date, as to each Subsidiary of the Borrower (x) the number of shares, units or other interests of each class of Capital Stock outstanding in such Subsidiary, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights and (y) the direct holders of all such Capital Stock and the number of shares, units, interests, options, warrants or other purchase rights held by each. All outstanding shares of Capital Stock of the Borrower and each of its Subsidiaries are duly and validly issued, fully paid and nonassessable. Except for the shares of Capital Stock and the other equity arrangements expressly indicated on Schedule 4.7, as of the Closing Date there are no shares of Capital Stock, warrants, rights, options or other equity securities, or other Capital Stock of any Credit Party (other than the Borrower) outstanding or reserved for any purpose.

4.8           Full Disclosure. All factual information heretofore, contemporaneously or hereafter furnished in writing to the Lender by or on behalf of any Credit Party for purposes of or in connection with this Agreement and the other Credit Documents is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, not misleading; provided that, with respect to projections, budgets and other estimates, except as specifically represented in Section 4.11(b), the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Closing Date, there is no fact known to any Credit Party that has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Lender, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Lender.

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4.9           Margin Regulations. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Revolving Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose, in each case that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

4.10         No Material Adverse Effect. There has been no Material Adverse Effect since January 31, 2013, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect.

4.11         Financial Matters.

(a)           The Borrower has heretofore furnished to the Lender copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of January 31, 2013, 2012 and 2011, in each case with the related statements of income, cash flows and stockholders’ equity for the fiscal years then ended, together with the opinion of Kabani & Company, Inc. thereon, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of April 30, 2013, and the related statements of income, cash flows and stockholders’ equity for the three-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower and its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that are required in accordance with GAAP to be reflected in such financial statements and that are not so reflected.

(b)           The Borrower has prepared, and has heretofore furnished to the Lender a copy of, projected consolidated balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries (consisting of balance sheets and statements of income and cash flows prepared by the Borrower on a quarterly basis through fiscal year 2016 (the “Projections”). In the good faith opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries, subject to the uncertainties and approximations inherent in any projections.

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(c)           Each Credit Party (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, which are (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured in their ordinary course), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature in their ordinary course.

(d)           Since January 31, 2013, there has not been an occurrence of a fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, as described in Section 404 of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and the accounting and auditing principles, rules, standards and practices promulgated or approved with respect thereto.

(e)           Neither (i) the board of directors of any Credit Party, a committee thereof or an authorized officer of any Credit Party has concluded that any financial statement previously furnished to the Lender should no longer be relied upon because of an error, nor (ii) has any Credit Party been advised by its auditors that a previously issued audit report or interim review cannot be relied on.

4.12         Ownership of Properties. Each Credit Party (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, and (iii) has good title to all of its other material properties and assets reflected in the most recent financial statements referred to in Section 4.11(a)(ii) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all Liens other than Permitted Liens. Schedule 4.12 lists, as of the Closing Date, all Realty of the Credit Parties, indicating in each case the identity of the owner, the address of the property, the nature of use of the premises, and whether such interest is a leasehold or fee ownership interest.

4.13         ERISA.

(a)           Each Credit Party and its ERISA Affiliates is in compliance with the applicable provisions of ERISA, and each Plan is and has been administered in compliance with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Code, in each case except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No ERISA Event that could reasonably be expected to have a Material Adverse Effect (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan. Except as could not reasonably be expected to have a Material Adverse Effect, no Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and no Credit Party or any of its ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

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(b)           No Credit Party or any of its ERISA Affiliates has any outstanding liability on account of a complete or partial withdrawal from any Multiemployer Plan, and no Credit Party or any of its ERISA Affiliates would become subject to any liability under ERISA if any such Credit Party or ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in “reorganization” or is “insolvent” within the meaning of such terms under ERISA.

4.14         Environmental Matters. Except as set forth on Schedule 4.14:

(a)           No Hazardous Substances are or have been generated, used, located, released, treated, transported, disposed of or stored, currently or in the past, (i) by any Credit Party or (ii) to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in either case in, on, about or to or from any portion of any real property, leased, owned or operated by any Credit Party, except in compliance with all applicable Environmental Laws; no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by any Credit Party is contaminated by any Hazardous Substance; and no portion of any real property leased, owned or operated by any Credit Party is presently or, to the knowledge of the Borrower, has ever been, the subject of an environmental audit, assessment or remedial action.

(b)           No portion of any real property leased, owned or operated by any Credit Party has been used by any Credit Party or, to the knowledge of the Borrower, by any other Person, as or for a mine, landfill, dump or other disposal facility, gasoline service station or bulk petroleum products storage facility; and no portion of such real property or any other real property currently or at any time in the past leased, owned or operated by any Credit Party has, pursuant to any Environmental Law, been placed on the “National Priorities List” or “CERCLIS List” (or any similar federal, state or local list) of sites subject to possible environmental problems.

(c)           All activities and operations of the Credit Parties are in compliance with the requirements of all applicable Environmental Laws; each Credit Party has obtained all licenses and permits under Environmental Laws necessary to its respective operations, all such licenses and permits are being maintained in good standing, and each Credit Party is in compliance with all terms and conditions of such licenses and permits; and no Credit Party is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims, and to the knowledge of the Borrower, there are no threatened Environmental Claims, nor any basis therefor.

4.15         Compliance with Laws. Each Credit Party has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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4.16         Intellectual Property. Each Credit Party owns, or has the legal right to use, all Intellectual Property necessary for it to conduct its business as currently conducted. Schedule 4.16 lists, as of the Closing Date, all registered Intellectual Property owned by any Credit Party. No claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and to the knowledge of the Borrower, the use of such Intellectual Property by any Credit Party does not infringe on the known rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.17         Investment Company Act. No Credit Party is an “investment company,” a company “controlled” by an “investment company,” or an “investment advisor,” within the meaning of the Investment Company Act of 1940, as amended.

4.18         Insurance. Schedule 4.18 sets forth, as of the Closing Date, an accurate and complete list and a brief description (including the insurer, policy number, type of insurance, coverage limits, deductibles, expiration dates and any special cancellation conditions) of all policies of property and casualty, liability (including, but not limited to, product liability), business interruption, workers’ compensation, and other forms of insurance owned or held by the Credit Parties or pursuant to which any of their respective assets are insured. The assets, properties and business of the Credit Parties are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

4.19         Material Contracts. Schedule 4.19 lists, as of the Closing Date, each “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act) to which any Credit Party is a party, by which any Credit Party or its properties is bound or to which any Credit Party is subject (collectively, “Material Contracts”), and also indicates the parties thereto. As of the Closing Date, (i) each Material Contract is in full force and effect and is enforceable by each Credit Party that is a party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general or equitable principles or by principles of good faith and fair dealing, and (ii) no Credit Party or, to the knowledge of the Borrower, any other party thereto is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

4.20         Security Documents. The provisions of each of the Security Documents (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Lender a valid and enforceable security interest in and Lien upon all right, title and interest of each Credit Party that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, (iii) the filing of appropriately completed short-form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and (iv) the possession by the Lender of any certificates evidencing the securities pledged thereby, duly endorsed or accompanied by duly executed stock powers, such security interest and Lien shall constitute from the Closing Date a fully perfected and first priority security interest in and Lien upon such right, title and interest of the applicable Credit Party in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

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4.21         Labor Relations. No Credit Party is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. As of the Closing Date, there is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against any Credit Party, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against any Credit Party, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to any Credit Party. As of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties.

4.22         No Burdensome Restrictions. No Credit Party is a party to any written agreement or instrument or subject to any other obligations or any charter or corporate restriction or any provision of any applicable Requirement of Law that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.23         OFAC; Anti-Terrorism Laws.

(a)           No Credit Party is a Sanctioned Person or does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC.

(b)           Neither the making of the Revolving Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, the Foreign Corrupt Practices Act or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Credit Parties are in compliance in all material respects with the PATRIOT Act.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the termination of the Revolving Credit Commitment and the payment in full in cash of all principal and interest with respect to the Revolving Loans, together with all fees, expenses and other amounts then due and owing hereunder:

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5.1           Financial Statements. The Borrower will deliver to the Lender:

(a)           As soon as available and in any event within 50 days (or, if earlier or up to five Business Days later, if applicable to the Borrower at the time of delivery, the quarterly report deadline as extended by Rule 12b-25 under the Exchange Act rules and regulations and, if such day is not a Business Day, then on the next succeeding Business Day) after the end of each fiscal quarter of each fiscal year (excluding the fourth fiscal quarter of each fiscal year), beginning with the first fiscal quarter for which such financial statements were not delivered as of the Closing Date, unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income, cash flows and stockholders’ equity for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year together with comparative budgeted figures for the fiscal period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter;

(b)          As soon as available and in any event within 105 days (or, if earlier or up to 15 Business Days later, if applicable to the Borrower at the time of delivery, the annual report deadline as extended by Rule 12b-25 under the Exchange Act rules and regulations and, if such day is not a Business Day, then on the next succeeding Business Day) after the end of each fiscal year, beginning with fiscal year 2014, an audited consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated and unaudited consolidating statements of income, cash flows and stockholders’ equity for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year together with comparative budgeted figures for the fiscal year then ended, all in reasonable detail and (with respect to the audited statements) certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Lender, together with (y) a report thereon by such accountants that is not qualified as to scope of audit and to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a letter from such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters (which certificate may be limited to the extent required by accounting rules or guidelines), or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; and

(c)           Concurrently with each delivery of the financial statements described in Sections 5.1(a) and 5.1(b), a report in form and method of analysis similar to the Management’s Discussion and Analysis found in an annual report, Form 10-K or Form 10-Q of a publicly registered company, or in such other form as may be acceptable to the Lender, regarding such topics as the Borrower’s financial condition and results of operations, the Borrower’s business and corresponding industry and the Borrower’s management.

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Documents required to be delivered pursuant to Sections 5.1 or 5.2(c) (to the extent such documents are included in materials otherwise filed with the U.S. Securities Exchange Commission) may be delivered electronically and if so delivered, will be deemed to have been delivered on the date on which such documents are posted to EDGAR.

5.2           Other Business and Financial Information. The Borrower will deliver to the Lender:

(a)           Concurrently with each delivery of the financial statements described in Sections 5.1(a) (including with respect to financial statements as of the end of and for the fourth fiscal quarter of each fiscal year) and 5.1(b), a Compliance Certificate with respect to the period covered by the financial statements being delivered thereunder, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Article VI as of the last day of the period covered by such financial statements;

(b)           Promptly upon receipt thereof, copies of any “management letter” submitted to any Credit Party by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from such Credit Party in respect thereof;

(c)           Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that any Credit Party shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that any Credit Party shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by any Credit Party to the public concerning material developments in the business of the Credit Parties;

(d)           Promptly upon (and in any event within five Business Days after) any Responsible Officer of any Credit Party obtaining knowledge thereof, written notice of any of the following:

 (i)          the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

 (ii)         the institution or threatened institution of any action, suit, investigation or proceeding against or affecting any Credit Party, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to this Section;

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 (iii)        the receipt by any Credit Party from any Governmental Authority of (A) any notice asserting any failure by any Credit Party to be in compliance with applicable Requirements of Law or that threatens the taking of any action against any Credit Party or sets forth circumstances that, if taken or adversely determined, could reasonably be expected to have a Material Adverse Effect, or (B) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of any Credit Party, where such action could reasonably be expected to have a Material Adverse Effect;

 (iv)        the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the applicable Credit Party has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to any Credit Party or an ERISA Affiliate with respect to such ERISA Event;

 (v)         the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which any Credit Party is a party, in any such case the default under or termination or cancellation of which could reasonably be expected to have a Material Adverse Effect;

 (vi)        the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting any Credit Party or any real property leased, operated or owned by any Credit Party, or any Credit Party’s discovery of a basis for any such Environmental Claim; (y) the receipt by any Credit Party of notice of any alleged violation of or noncompliance with any Environmental Laws or release of any Hazardous Substance; or (z) the taking of any investigation, remediation or other responsive action by any Credit Party or any other Person in response to the actual or alleged violation of any Environmental Law by any Credit Party or generation, storage, transport, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased, operated or owned by any Credit Party; but in each case under clauses (x), (y) and (z) above, only to the extent the same could reasonably be expected to have a Material Adverse Effect; and

 (vii)       any other matter or event that has, or could reasonably be expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the affected Credit Parties have taken and propose to take with respect thereto; and

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(e)           As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of any Credit Party as the Lender may from time to time reasonably request.

5.3           Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its existence, except as expressly permitted otherwise by Section 7.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear and damage by casualty excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of the Borrower, are no longer useful or desirable in the conduct of the business of the Credit Parties.

5.4           Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not reasonably be expected to have a Material Adverse Effect.

5.5           Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination, grace and notice provisions), except to the extent failure to do so would not cause an Event of Default pursuant to Section 8.1(e), and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a Lien (other than a Permitted Lien) upon any of the properties of any Credit Party; provided, however, that no Credit Party shall be required to pay any such obligation, tax, assessment, charge, levy or claim that is being contested in good faith and, if applicable, by proper proceedings and, if applicable, as to which such Credit Party is maintaining adequate reserves with respect thereto in accordance with GAAP.

5.6           Insurance.

(a)           The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated. Each such policy of insurance shall contain a clause requiring the insurer to give not less than 30 days’ prior written notice to the Lender before any cancellation of the policies for any reason whatsoever and shall provide that any loss shall be payable in accordance with the terms thereof notwithstanding any act of any Credit Party that might result in the forfeiture of such insurance.

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(b)          The Borrower will, and will cause each of its Subsidiaries to, direct all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder directly to the Lender. The Lender shall hold all such proceeds for the account of the Credit Parties. So long as no Event of Default has occurred and is continuing, and subject Section 2.2, the Lender shall, at the Borrower’s request, disburse such proceeds as payment for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Lender of such required payments and such other documents as the Lender may reasonably request. As and to the extent required by Section 2.2, and in any event upon and during the continuance of an Event of Default, the Lender shall apply such proceeds as a prepayment of the Revolving Loans in the manner provided in Section 2.2.

5.7           Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Lender to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

5.8           Permitted Acquisitions. In addition to the requirements contained in the definition of Permitted Acquisition and in the other applicable terms and conditions of this Agreement, the Borrower shall, with respect to any Permitted Acquisition in which the corresponding Acquisition Amount exceeds $500,000, comply with, and cause each other applicable Credit Party to comply with, the following covenants:

(a)           Not less than ten Business Days prior to the consummation of any Permitted Acquisition, the Borrower shall have delivered to the Lender the following:

 (i)          a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a “Target”);

 (ii)         audited historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two most recent fiscal years available, prepared by a firm of independent certified public accountants reasonably acceptable to the Lender, and (if available) unaudited financial statements for any interim periods since the most recent fiscal year-end;

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 (iii)        consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the Borrower of each relevant Target) for the three-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments;

 (iv)        with respect to any such Permitted Acquisition in which any Contingent Purchase Price Obligations shall be incurred by the Borrower or any other Credit Party, a copy of the most recent draft of the acquisition agreement (including schedules and exhibits thereto, to the extent available) and other material documents (including the documentation evidencing such Contingent Purchase Price Obligations); and

 (v)         a certificate, in form and substance reasonably satisfactory to the Lender, executed by a Financial Officer of the Borrower setting forth the Acquisition Amount (including a good faith calculation of any Contingent Purchase Price Obligations) and further to the effect that, to the best of such Financial Officer’s knowledge, (w) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section 5.8 or any other provision of this Agreement, (x) the Borrower shall show pro forma compliance with the financial covenants set forth in Article VI (with such covenant calculations to be attached to the certificate using the Covenant Compliance Worksheet), (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability hereunder to meet its ongoing working capital requirements.

 (vi)        true and correct copies of the final execution copy of the acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

(b)          The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Lender) all conditions thereto set forth in this Section 5.8 and in the description furnished under Section 5.8(a)(i) have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in Section 5.8(a)(v) are, to the best of such Financial Officer’s knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder.

5.9           Creation or Acquisition of Subsidiaries. Subject to the provisions of Section 5.8, the Borrower may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Wholly Owned Subsidiaries of the Borrower may create or acquire new Wholly Owned Subsidiaries; provided that:

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(a)           Concurrently with (and in any event within ten Business Days after) the creation or direct or indirect acquisition by the Borrower thereof, (i) each such new Subsidiary will execute and deliver to the Lender (A) a joinder to the Guaranty, pursuant to which such new Subsidiary shall become a guarantor thereunder and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents and (B) a joinder to the Pledge and Security Agreement, pursuant to which such new Subsidiary shall become a party thereto and shall grant to the Lender a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Guaranty, subject only to Permitted Liens, and the Borrower will, or will cause the parent Subsidiary that owns the Capital Stock of such new Subsidiary to, execute and deliver to the Lender an amendment or supplement to the Pledge and Security Agreement pursuant to which all of the Capital Stock of such new Subsidiary shall be pledged to the Lender, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank;

(b)           Concurrently with (and in any event within 10 Business Days after) the creation or acquisition of any new Subsidiary, the Borrower will deliver to the Lender:

 (i)          (A) a copy of the certificate of incorporation (or other charter documents) of such Subsidiary, certified as of a date that is acceptable to the Lender by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Subsidiary, (B) a copy of the bylaws or similar organizational document of such Subsidiary, certified on behalf of such Subsidiary as of a date that is acceptable to the Lender by the corporate secretary or assistant secretary of such Subsidiary, (C) an original certificate of good standing for such Subsidiary issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Subsidiary and (D) copies of the resolutions of the board of directors and, if required, stockholders or other equity owners of such Subsidiary authorizing the execution, delivery and performance of the agreements, documents and instruments executed pursuant to Section 5.9(a), certified on behalf of such Subsidiary by an Authorized Officer of such Subsidiary, all in form and substance reasonably satisfactory to the Lender;

 (ii)         a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed against such Subsidiary in each jurisdiction in which such Subsidiary is incorporated or organized, has a place of business or maintains any assets, which report shall show no Liens on its assets (other than Permitted Liens);

 (iii)        a certificate of the secretary or an assistant secretary of such Subsidiary as to the incumbency and signature of the officers executing agreements, documents and instruments executed pursuant to Section 5.9(a);

 (iv)        a certificate as to the solvency of such Subsidiary, addressed to the Lender, dated as of the date of creation or acquisition of such Subsidiary and in form and substance reasonably satisfactory to the Lender;

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 (v)         evidence satisfactory to the Lender that no Default or Event of Default shall exist immediately before or after the creation or acquisition of such Subsidiary or be caused thereby; and

 (vi)        a certificate executed by an Authorized Officer of each of the Borrower and such Subsidiary, which shall constitute a representation and warranty by the Borrower and such Subsidiary as of the date of the creation or acquisition of such Subsidiary that all conditions contained in this Agreement to such creation or acquisition have been satisfied, in form and substance reasonably satisfactory to the Lender; and

(c)           As promptly as reasonably possible, the Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions, in form and substance reasonably satisfactory to the Lender, as the Lender may reasonably request in connection therewith and will take such other action as the Lender may reasonably request to create in favor of the Lender a perfected security interest in the Collateral being pledged pursuant to the documents described above.

5.10         Additional Security. The Borrower will, and will cause each of its Subsidiaries to, grant to the Lender from time to time security interests, mortgages and other Liens in and upon such of its assets and properties as are not covered by the Security Documents executed and delivered on the Closing Date or pursuant to Section 5.9, and as may be reasonably requested from time to time by the Lender. Such security interests and Liens shall be granted pursuant to documentation in form and substance reasonably satisfactory to the Lender and shall constitute valid and perfected security interests and Liens, subject to no Liens other than Permitted Liens.

5.11         Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to, (i) comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or to the extent the failure to conduct or complete any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

5.12         PATRIOT Act Compliance. The Borrower will, and will cause each of its Subsidiaries to,  provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Lender in order to assist the Lender in maintaining compliance with the PATRIOT Act.

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5.13         Securities Filings. Each regular, periodic and special report, registration statement and prospectus that any Credit Party shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange shall satisfy all Requirements of Law when such report, registration statement and prospectus is so rendered or filed.

5.14         Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Lender to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Lender under this Agreement and the other Credit Documents.

ARTICLE VI

FINANCIAL COVENANTS

Until the termination of the Revolving Credit Commitment and the payment in full in cash of all principal and interest with respect to the Revolving Loans, together with all fees, expenses and other amounts then due and owing hereunder, the Borrower will not:

6.1           Consolidated EBIT. Permit Consolidated EBIT as of the last day of each fiscal quarter shown below, for the fiscal quarter then ended, to be a greater negative amount than the amount set forth below:

Period	Minimum Consolidated EBIT
3rd fiscal quarter ended October 2013	$(307,850)
4th fiscal quarter ended January 2014	$(1,168,568)
1st fiscal quarter ended April 2014	$(483,126)

6.2           Working Capital Ratio. Permit the Working Capital Ratio to be less than 0.80: 1.00 at any time.

ARTICLE VII

NEGATIVE COVENANTS

Until the termination of the Revolving Credit Commitment and the payment in full in cash of all principal and interest with respect to the Revolving Loans, together with all fees, expenses and other amounts then due and owing hereunder, the Borrower will not, and will not permit its Subsidiaries to, without the express prior written approval of the Lender:

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7.1           Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

(i)          any Wholly Owned Subsidiary of the Borrower may merge or consolidate with, or be liquidated into, (x) the Borrower (so long as the Borrower is the surviving or continuing entity) or (y) any other Wholly Owned Subsidiary (so long as, if either constituent entity is a Subsidiary Guarantor, the surviving or continuing entity is a Subsidiary Guarantor), and in each case so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

(ii)         any Wholly Owned Subsidiary of the Borrower may merge or consolidate with another Person (other than another Credit Party), so long as (x) the surviving entity is a Subsidiary Guarantor, (y) such merger or consolidation constitutes a Permitted Acquisition and the applicable conditions and requirements of Sections 5.8 and 5.9 are satisfied, and (z) no Default or Event of Default has occurred and is continuing or would result therefrom; and

(iii)        the Borrower may merge or consolidate with another Person (other than another Credit Party), so long as (x) the Borrower is the surviving entity, (y) such merger or consolidation constitutes a Permitted Acquisition and the applicable conditions and requirements of Sections 5.8 and 5.9 are satisfied, and (z) no Default or Event of Default has occurred and is continuing or would result therefrom.

7.2           Indebtedness. The Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than (without duplication):

(i)          Indebtedness of the Credit Parties in favor of the Lender incurred under this Agreement and the other Credit Documents;

(ii)         purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the acquisition, construction or improvement of any equipment, real property or other fixed assets in the ordinary course of business (or assumed or acquired by the Borrower and its Subsidiaries in connection with a Permitted Acquisition or other transaction permitted under this Agreement), including Capitalized Lease Obligations, and any renewals, replacements, refinancings or extensions thereof; provided that all such Indebtedness shall not exceed $50,000 in aggregate principal amount outstanding at any one time;

(iii)        unsecured loans and advances (A) by the Borrower or any Subsidiary to any Subsidiary Guarantor or (B) by any Subsidiary to the Borrower, provided, in each case that any such loan or advance is subordinated in right and time of payment to the Obligations and is evidenced by an Intercompany Note, in form and substance reasonably satisfactory to the Lender and pledged to the Lender pursuant to the Security Documents;

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(iv)        unsecured loans and advances by the Borrower or any Subsidiary to any Affiliated Physician Practice Group so long as such Affiliate is consolidated with the Borrower in accordance with GAAP and is a physician practice group that is party to a physician practice management agreement with the Borrower or any Subsidiary, provided that, in each case any such loan or advance is (i) not subordinated in right and time of payment to any other obligations of such Affiliate owed to another lender and (ii) made in the ordinary course of business and pursuant to the terms of the Intercompany Loan Agreements and in conjunction with the applicable physician practice management agreement as then in effect;

(v)         Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate, foreign currency or commodity risks and not for speculative purposes;

(vi)        Indebtedness existing on the Closing Date and described in Schedule 7.2 as in effect as of the Closing Date (collectively, the “Subordinated Notes”), which Indebtedness, for the avoidance of doubt hereunder, may not be refinanced or extended;

(vii)       Indebtedness consisting of Guaranty Obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business for the benefit of another Credit Party;

(viii)      unsecured Indebtedness consisting of (x) Contingent Purchase Price Obligations of the Borrower and its Subsidiaries or (y) existing Indebtedness of any Person that becomes a Subsidiary of the Borrower, in each case incurred after the Closing Date in connection with a Permitted Acquisition;

(ix)         Indebtedness arising from any judgment, order, decree or award not constituting an Event of Default under Section 8.1(j);

(x)          Indebtedness that may be deemed to exist pursuant to any performance bond, surety, statutory appeal or similar obligation entered into or incurred by the Borrower or any of its Subsidiaries in the ordinary course of business;

(xi)         Indebtedness of the Borrower and its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence; and

(xii)        Indebtedness not otherwise permitted under this Section 7.2, provided that such additional Indebtedness is (a) unsecured, (b) taken together with all other Indebtedness permitted under this clause (xii), does not exceed, in the aggregate principal amount outstanding at any time, $50,000, and (c) ranks pari passu or junior in right of payment to the Obligations under this Agreement and the other Credit Documents.

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7.3           Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, “Permitted Liens”):

(i)          Liens in favor of the Lender created by or otherwise existing under or in connection with this Agreement and the other Credit Documents;

(ii)         Liens in existence on the Closing Date and set forth on Schedule 7.3;

(iii)        Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(iv)        Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 8.1(m)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, public or statutory obligations, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

(v)         Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(vi)        any attachment, judgment or other Lien not constituting an Event of Default under clause (j), (k) or (l) of Section 8.1;

(vii)       Liens securing the Indebtedness permitted under Sections 7.2(ii) or 7.2(vii)(y); provided that (x) any such Lien shall attach to the property or Person being acquired, constructed or improved with such Indebtedness concurrently with or within 90 days after the acquisition (or completion of construction or improvement) or the refinancing thereof by the Borrower or such Subsidiary, (y) the amount of the Indebtedness secured by such Lien shall not exceed 100% of the cost to the Borrower or such Subsidiary of acquiring, constructing or improving the property and any other assets then being financed solely by the same financing source, and (z) any such Lien shall not encumber any other property of the Borrower or any of its Subsidiaries except assets then being financed solely by the same financing source;

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(viii)      customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(ix)         Liens that arise in favor of banks under Article 4 of the Uniform Commercial Code on items in collection and the documents relating thereto and proceeds thereof;

(x)          Liens arising from the filing (for notice purposes only) of UCC-1 financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) in respect of true leases otherwise permitted hereunder;

(xi)         with respect to any Realty occupied by the Borrower or any of its Subsidiaries, (a) all easements, rights of way, reservations, licenses, encroachments, variations and similar restrictions, charges and encumbrances on title that do not secure monetary obligations and do not materially impair the use of such property for its intended purposes or the value thereof, and (b) any other Lien or exception to coverage described in mortgagee policies of title insurance issued in favor of and accepted by the Lender;

(xii)        any leases, subleases, licenses or sublicenses granted by the Borrower or any of its Subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of the Borrower and its Subsidiaries, and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement;

(xiii)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Credit Party in the ordinary course of business not materially interfering with the conduct of the business of the Credit Parties taken as a whole;

(xiv)      real estate security deposits with respect to leaseholds in the ordinary course of business;

(xv)       interests of any collection agency in accounts receivable assigned to it by any Credit Party in the ordinary course of business for the purpose of facilitating the collection of such accounts receivable; and

(xvi)      Liens not otherwise permitted under this Section 7.3, provided that the obligations secured by such other Liens will not exceed $50,000 in the aggregate at any time outstanding.

7.4           Asset Dispositions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make or agree to make any Asset Disposition except for:

(i)          the sale or other disposition of inventory and Cash Equivalents in the ordinary course of business, non-exclusive licenses of intellectual property in the ordinary course of business and the sale, discount or write-off of past due or impaired accounts receivable for collection purposes (but not for factoring, securitization or other financing purposes), and the termination or unwinding of Hedge Agreements permitted hereunder;

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(ii)         the sale or other disposition of assets pursuant to any Casualty Event; provided any Net Cash Proceeds therefrom are reinvested or applied to the prepayment of the Revolving Loans in accordance with the provisions of Section 2.2(ii);

(iii)        the sale, lease or other disposition of assets by the Borrower or any Subsidiary Guarantor to the Borrower or to a Subsidiary Guarantor, in each case so long as no Event of Default shall have occurred and be continuing or would result therefrom;

(iv)        the sale, exchange or other disposition in the ordinary course of business of equipment or other assets that are obsolete or no longer used in or necessary for the operations of the Borrower and its Subsidiaries;

(v)         the sale, exchange or disposition of assets incidental to any transactions permitted under Section 7.1;

(vi)        the sale, exchange or other disposition of assets (other than the Capital Stock of Subsidiaries) outside the ordinary course of business for fair value and for cash; provided that (x) the aggregate amount of proceeds from all such sales or dispositions that are consummated during any fiscal year shall not exceed $250,000, (y) any Net Cash Proceeds shall, to the extent required hereunder, be reinvested or applied to the prepayment of the Revolving Loans in accordance with the provisions of Section 2.2(iii), and (z) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(vii)       the sale, exchange or other disposition of Capital Stock as permitted by Schedule 7.4(vii).

7.5           Investments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any Revolving Loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, “Investments”), or make a commitment or otherwise agree to do any of the foregoing, other than:

(i)          Investments consisting of Cash Equivalents;

(ii)         Investments consisting of the extension of trade credit, the creation of prepaid expenses, the purchase of inventory, supplies, equipment and other assets, and advances to employees, in each case by the Borrower and its Subsidiaries in the ordinary course of business;

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(iii)        Investments consisting of loans and advances to employees, officers or directors of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $25,000 at any time outstanding;

(iv)        Investments (including equity securities and debt obligations) of the Borrower and its Subsidiaries received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v)         Investments consisting of intercompany Indebtedness permitted under clauses (iii) and (iv) of Section 7.2;

(vi)        Investments existing as of the Closing Date and described in Schedule 7.5;

(vii)       Investments consisting of the making of capital contributions or the purchase of Capital Stock (x) by the Borrower or any Subsidiary in any Affiliate or other Subsidiary that either is a Subsidiary Guarantor immediately prior to, or will be a Subsidiary Guarantor immediately after giving effect to, such Investment; provided that in the case of an Acquisition of any newly created or acquired Subsidiary, the Borrower complies with the provisions of Sections 5.8 and 5.9 and all requirements of this Agreement applicable to Permitted Acquisitions, and (z) by any Subsidiary in the Borrower;

(viii)      Permitted Acquisitions;

(ix)         Guaranty Obligations constituting Indebtedness to the extent permitted by Section 7.2(vii);

(x)          Hedge Agreements to the extent permitted by Section 7.2(v);

(xi)         Investments constituting capital expenditures to the extent otherwise permitted in this Agreement;

(xii)        Investments constituting prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits provided to third parties, in each case, in the ordinary course of business; and

(xiii)       Investments made pursuant to management services agreements entered into in the ordinary course of business.

7.6           Restricted Payments.

(a)          The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

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(i)          the Borrower and any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in its common stock;

(ii)         each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or to another Wholly Owned Subsidiary of the Borrower, in each case to the extent not prohibited under applicable Requirements of Law; and

(iii)        the Borrower may purchase shares of its Capital Stock as permitted by Schedule 7.6(a)(iii).

(b)          The Borrower will not, and will not permit any of its Subsidiaries to, make any payment in respect of any Contingent Purchase Price Obligations (whether or not such Contingent Purchase Price Obligations constitute Indebtedness) unless (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) immediately after giving effect to such payment, the Borrower is in compliance with the financial covenants contained in Article VI, such compliance determined with regard to calculations made on a pro forma basis for the Reference Period most recently ended, calculated in accordance with GAAP as if such payment had been made on the last day of such Reference Period, and the Lender has received a certificate of a Financial Officer of the Borrower to such effect.

7.7           Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any of its Subsidiaries, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than it would be obtained in a comparable arm’s length transaction with a Person other than an Affiliate of the Borrower or any of its Subsidiaries; provided, however, that nothing contained in this Section 7.7 shall prohibit:

(i)          transactions described on Schedule 7.7 (and any renewals or replacements thereof on terms not materially more disadvantageous to the applicable Credit Party) or otherwise expressly permitted under this Agreement;

(ii)         transactions among the Borrower and/or the Subsidiary Guarantors not prohibited under this Agreement (provided that such transactions shall remain subject to any other applicable limitations and restrictions set forth in this Agreement);

(iii)        Equity Issuances with respect to the Borrower’s Capital Stock to directors, officers and employees of the Credit Parties pursuant to equity incentive plans, employment, consulting or director agreements or other employment, consulting or director arrangements approved by the Board of Directors of the Borrower; and

(iv)        the payment by the Borrower of reasonable compensation and benefits to its directors, officers and employees consistent with past practice as of the date hereof.

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7.8           Lines of Business. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any material respect in any lines of business other than the lines of businesses engaged in by it on the Closing Date and businesses and activities reasonably related thereto.

7.9           Sale-Leaseback Transactions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real, personal or mixed, and whether now owned or hereafter acquired) (i) that any Credit Party has sold or transferred (or is to sell or transfer) to a Person that is not a Credit Party or (ii) that any Credit Party intends to use for substantially the same purpose as any other property that, in connection with such lease, has been sold or transferred (or is to be sold or transferred) by a Credit Party to another Person that is not a Credit Party.

7.10         Certain Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, amend, modify or waive (i) any provision of any Subordinated Note or any private placement memorandum relating thereto, the effect of which would be (A) to increase the principal amount due thereunder or provide for any mandatory prepayments not already provided for by the terms thereof, (B) to increase the applicable interest rate or amount of any fees or costs due thereunder, (C) to amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (D) to make any covenant or event of default therein more restrictive or add any new covenant or event of default, (E) to grant any security or collateral to secure payment thereof or (F) to effect any change in the rights or obligations of the Credit Parties thereunder or of the holders thereof that, in the reasonable determination of the Lender, would be adverse in any material respect to the rights or interests of the Lender, or (ii) any provision of its articles or certificate of incorporation or formation, bylaws, operating agreement or other applicable formation or organizational documents, as applicable, the terms of any class or series of its Capital Stock, or any agreement among the holders of its Capital Stock or any of them, in each case other than in a manner that could not reasonably be expected to adversely affect the Lender in any material respect (provided that the Borrower shall give the Lender notice of any such amendment, modification or change, together with certified copies thereof).

7.11         Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Credit Parties to perform and comply with their respective obligations under the Credit Documents or (b) the ability of any Subsidiary of the Borrower to make any dividend payment or other distribution in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, except (in the case of clause (b) above only) for such restrictions or encumbrances existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law, (iii) customary non-assignment provisions in leases and licenses of real or personal property entered into by the Borrower or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the assignment or transfer thereof or of property that is the subject thereof, and (iv) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale; provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement.

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7.12         No Other Negative Pledges. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into or suffer to exist any agreement or restriction that, directly or indirectly, prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, except for such agreements or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law, (iii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), (iv) customary provisions in leases and licenses of real or personal property entered into by the Borrower or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the granting of Liens therein or in property that is the subject thereof, (v) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale; provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement, and (vi) the Subordinated Notes.

7.13         Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change its fiscal year or its method of determining fiscal quarters.

7.14         Accounting Changes. Other than as permitted pursuant to Section 1.2, the Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.

ARTICLE VIII

EVENTS OF DEFAULT; REMEDIES

8.1           Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)          The Borrower shall fail to (i) pay when due any principal amount payable under this Agreement or under any other Credit Document or (ii) pay any interest, fees or other charges payable under this Agreement or under any other Credit Document within three (3) Business Days after the same becomes due;

(b)          The Borrower shall fail to observe or perform any covenant, restriction or agreement contained in Sections 2.8, 5.1, 5.2(a), 5.2(d)(i), 5.3(i), 5.8 or 5.9 or Articles VI or VII of this Agreement;

(c)          The Borrower or any Subsidiary shall fail to observe or perform any covenant, restriction or agreement contained in this Agreement or any Credit Document and not described in Sections 8.1(a) or (b) above for fifteen (15) days after the earlier of the Borrower (i) obtaining knowledge of such failure, or (ii) receiving written notice of such failure from the Lender;

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(d)          Any representation, warranty, certification or statement made or deemed made by the Borrower or any Subsidiary in Article IV of this Agreement, in any other Credit Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Credit Document shall prove to have been incorrect in any material respect when made or deemed made;

(e)          The occurrence and continuance of any default or event of default on the part of the Borrower or any Subsidiary (including specifically, but without limitation, defaults due to non-payment) under the terms of any agreement, document or instrument pursuant to which the Borrower or a Subsidiary has incurred any Indebtedness in excess of $50,000, which default would permit acceleration of such indebtedness;

(f)          Any Security Document to which the Borrower or any Subsidiary is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Lender a valid and perfected security interest in and Lien upon the collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Lender; or the Borrower or any Subsidiary shall assert any of the foregoing; or any Subsidiary of the Borrower or any Person acting on behalf of any Subsidiary shall deny or disaffirm such Subsidiary’s obligations under the Guaranty or such;

(g)          The Borrower or any Subsidiary (i) other than as permitted under Section 7.1, files a petition for relief under the Bankruptcy Code or any other insolvency law or seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (ii) other than as permitted under Section 7.1, takes any corporate action to authorize or effect any of the foregoing actions, (iii) generally fails to pay, or admits in writing its inability to pay, its debts as such debts become due; (iv) shall apply for, seek or consent to, or acquiesce in, the appointment of a custodian, receiver, trustee, examiner, liquidator or similar official for it or for any material portion of its assets; (v) benefits from or is subject to the entry of an order for relief under any bankruptcy or insolvency law; or (vi) makes an assignment for the benefit of creditors;

(h)          Failure of the Borrower or any Subsidiary within thirty (30) days after the commencement of any proceeding against it seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to have such proceeding dismissed, or to have all orders or proceedings thereunder affecting the operations or the business of the Borrower or such Subsidiary stayed, or failure of the Borrower or such Subsidiary within thirty (30) days after the appointment, without its consent or acquiescence, of any custodian, receiver trustee, examiner, liquidator or similar official for it or for any material portion of its assets, to have such appointment vacated;

(i)          The Borrower or any Subsidiary ceases to be Solvent, or ceases to conduct its business substantially as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

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(j)          The entry of one or more judgments or orders for the payment of money in excess of $50,000 in the aggregate against the Borrower or any Subsidiary and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of thirty (30) days;

(k)          The issuance of a writ of execution, attachment or similar process against the Borrower or any Subsidiary which shall not be dismissed, stayed, discharged or bonded within thirty (30) days after the Borrower acquires knowledge thereof;

(l)          A notice of Lien, levy or assessment in excess of $50,000 is filed of record with respect to all or any portion of the assets of the Borrower or any Subsidiary by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority, including, without limitation, the PBGC, or if any taxes or debts in excess of $50,000 owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of the Borrower or any Subsidiary in each case and the same is not satisfied, released, discharged or bonded within thirty (30) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without material penalty;

(m)          Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, the Borrower and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $50,000;

(n)          Any one or more licenses, permits, accreditations or authorizations of the Borrower or any Subsidiary shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, if the event giving rise to such action is not remediated within thirty (30) days of notice of any of the foregoing events, would be reasonably likely to have a Material Adverse Effect; or

(o)          Any of the following shall occur: (i) the Borrower, itself or through 100% ownership and control of any of its Subsidiaries, ceases to own, beneficially and of record, and control 100% of the total Capital Stock of any Subsidiary Guarantor hereunder, (ii) any Person, or group of Persons acting in concert shall become the “beneficial owner” of Capital Stock of the Borrower representing 35% or more of (x) the combined voting power of the then outstanding Capital Stock of the Borrower ordinarily having the right to vote in the election of directors, or (y) all Capital Stock the Borrower, (iii) any of Warren Hosseinion, M.D., Adrian Vazquez, M.D., and Gary Augusta shall cease to serve in their management positions held by them as of the Closing Date for any reason other than such Person’s death or disability, or (iv) during any period of up to twelve (12) consecutive months, commencing after the Closing Date, individuals who at the beginning of such twelve (12) month period were directors of the Borrower (together with any new director whose election by the Borrower’s board of directors or whose nomination for election by Borrower’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office.

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8.2           Remedies. Upon the occurrence and during the continuance of any Event of Default:

(a)          Termination of Revolving Credit Commitment; Acceleration of Indebtedness. The Lender may, in its sole discretion, (i) terminate the Revolving Credit Commitment, which shall thereupon terminate; (ii) declare all or any part of the Revolving Loans immediately due and payable, whereupon such Revolving Loans shall become immediately due and payable without presentment, demand, protest, notice or legal process of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that all Revolving Loans shall automatically become due and payable upon the occurrence of an Event of Default under Sections 8.1(f) or (h); and (iii) pursue all other remedies available to it by contract, at law or in equity, including but not limited to its rights under the Security Documents.

(b)          Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the Lender’s rights and remedies set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the other Credit Documents or under any other agreement between the Borrower and the Lender or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Lender or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Credit Documents or to constitute a waiver of any Event of Default.

ARTICLE IX

MISCELLANEOUS

9.1           Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Lender, including reasonable fees and disbursements of counsel, in connection with: (i) any amendments, supplements, consents or waivers hereto or to the Credit Documents because of actual or prospective Defaults or Events of Default, and (ii) the enforcement of this Agreement and the other Credit Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the other Credit Documents and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. It is the intention of the parties hereto that the Borrower shall pay amounts referred to in this Section directly. In the event the Lender pays any of the amounts referred to in this Section directly, the Borrower will reimburse the Lender for such advances and interest on such advance shall accrue until reimbursed at the Default Rate.

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9.2           Indemnification. From and at all times after the date of this Agreement, and in addition to all of the Lender’s other rights and remedies against the Borrower, the Borrower agrees to indemnify, defend and hold harmless the Lender and its directors, officers, employees, agents, successors, assigns and affiliates from and against the following (collectively “Costs”): any and all claims (whether valid or not), losses, damages, actions, suits, inquiries, investigations, administrative proceedings, judgments, liens, liabilities, penalties, fines, amounts paid in settlement, requirements of Governmental Authorities, punitive damages, interest, damages to natural resources and other costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees and expenses, court costs and fees, and consultant and expert witness fees and expenses) arising in any manner, directly or indirectly, out of or by reason of (a) the negotiation, preparation, execution, performance of this Agreement or the other Credit Documents, or any transaction contemplated herein or therein, whether or not the Lender or any other party protected under this Section is a party to any action, proceeding or suit in question, or the target of any inquiry or investigation in question; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from such indemnified party’s willful misconduct, gross negligence, willful misconduct or breach of any of its covenants hereunder or under any other Credit Document (as finally determined by a court of competent jurisdiction); and, provided, further, that no indemnified party shall have the right to be reimbursed hereunder for typical “closing” costs incurred in connection with the negotiation, preparation and execution of this Agreement or the other Credit Documents, (b) any breach of any of the covenants, warranties or representations of the Borrower hereunder or under any other Credit Document, (c) any lien or charge upon amounts payable hereunder by the Borrower to the Lender or any taxes, assessments, impositions and other charges in respect of the collateral described in the Security Documents, (d) damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to any such collateral or the use thereof, (e) any violation or alleged violation of any Environmental Law, federal or state securities law, common law, equitable requirement or other legal requirement by the Borrower or with respect to any property owned, leased or operated by the Borrower (in the past, currently or in the future), or (f) any presence, generation, treatment, storage, disposal, transport, movement, release, suspected release or threatened release of any Hazardous Substance on, in, to or from any property (or any part thereof including without limitation the soil and groundwater thereon and thereunder) owned, leased or operated by the Borrower (in the past, currently or in the future).

All Costs shall be additional Obligations of the Borrower under this Agreement, shall be payable on demand to the party to be indemnified, and shall be secured by the lien of the Security Documents.

Without limiting the foregoing, the Borrower shall be obligated to pay, on demand, the costs of any investigation, monitoring, assessment, enforcement, removal, remediation, restoration or other response or corrective action undertaken by the Lender or any other indemnified party, or their respective agents, with respect to any property owned, leased or operated by the Borrower.

It is expressly understood and agreed that the obligations of the Borrower under this Section shall not be limited to any extent by payment of the Obligations and termination of this Agreement and shall remain in full force and effect until expressly terminated by the Lender in writing.

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9.3           Consent to Jurisdiction; Waiver of Jury Trial. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH OF THE BORROWER AND THE LENDER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK AND THE COURTS OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN FOR ANY ACTION TO WHICH THE BORROWER AND THE LENDER ARE PARTIES. TO THE EXTENT PERMITTED BY LAW, EACH OF THE BORROWER AND THE LENDER WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY OTHER PROCEEDING TO WHICH THE BORROWER OR THE LENDER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER. THE BORROWER ALSO CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

9.4           Notices. All demands, notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered, if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt), or five (5) days after being mailed, if mailed, by first class, registered or certified mail, postage prepaid, to the address or telecopy number set forth below:

Party	Address

Borrower	Apollo Medical Holdings, Inc.
700 N. Brand Blvd., Suite 220
Glendale, California 91203
Attention: Chief Financial Officer
Telephone: (818) 396-8050
Fax: (818) 844-3888

Lender	NNA of Nevada, Inc.
920 Winter Street
Waltham, Massachusetts 02451
Attention: Mark Fawcett/Christine Smith
Telephone: (781) 699-2668/(781) 699-9165
Fax:(781) 699-9756

The Borrower or the Lender may, by notice given hereunder, designate any further or different addresses or telecopy numbers to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

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9.5           Continuing Obligations. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Credit Documents. The Borrower further agrees that to the extent the Borrower makes a payment to the Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or other similar state or federal statute, or principle of equity, then, to the extent of such repayment by the Lender, the Obligation or part thereof intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been received by the Lender.

9.6           Treatment of Certain Information; Confidentiality; Remedies. The Lender agrees to maintain the strict confidentiality of the Information, and shall not use any Information for the benefit of itself or any third party or for any purpose other than evaluating the Credit Parties’ performance their obligations under this Agreement and the other Credit Documents, except that Information may be disclosed: (a) to its Affiliates on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information strictly confidential in accordance with the terms of this Section 9.6); (b) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, provided that, if not prohibited by applicable Requirements of Law, the Lender will (i) provide reasonable advance notice to the Borrower of such disclosure so that the Borrower may seek an appropriate protective order and (ii) to cooperate with the Borrower, at the Borrower’s expense, to obtain such protective order; (c) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; (d) with the prior written consent of the Borrower; (e) in connection with the Lender’s potential or actual assignment of this Agreement; or (f) to the extent such Information (1) is or becomes publicly known through no act or omission of the Lender or any of its Affiliates in breach of this Agreement or any other agreement to which the Lender or any of its Affiliates is subject or (2) becomes rightfully known to the Lender or any of its Affiliates without confidential or proprietary restriction from a source other than any Credit Party that does not owe a duty of confidentiality to any Credit Party with respect to such Information. For purposes of this Section 9.6, “Information” means all information (including financial information) received from any Credit Party or any of their respective Affiliates relating to any such Credit Party or any of such Affiliates or their respective businesses, assets, operations or condition (financial or otherwise). Any Person required to maintain the confidentiality of Information as provided in this Section 9.6 will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as the Lender’s ultimate parent would accord to its own non-public, confidential information. The Lender agrees that, due to the unique nature of the Information, the unauthorized disclosure or use of the Information of the Credit Parties and/or its Affiliates may cause irreparable harm and significant injury to the Credit Parties, the extent of which may be difficult to ascertain and for which there may be no adequate remedy at law. Accordingly, the Lender agrees that the Credit Parties, in addition to any other available remedies, shall have the right to seek an immediate injunction and other equitable relief enjoining any breach or threatened breach of this Section 9.6 without the necessity of posting any bond or other security. The Lender shall notify the Borrower in writing immediately upon the Lender’s becoming aware of any such breach or threatened breach. Notwithstanding anything to the contrary set forth in this Agreement or any other Credit Document, this Section 9.6 shall survive the termination of this Agreement.

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9.7           Controlling Law. This Agreement and, unless otherwise provided in any other Credit Document, the other Credit Documents shall be governed by and interpreted in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

9.8           Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns and all rights against the Borrower arising under this Agreement shall be for the sole benefit of the Lender.

9.9           Assignment and Sale. The Borrower may not sell, assign or transfer this Agreement or any of the other Credit Documents or any portion hereof or thereof, including without limitation the Borrower’s rights, title, interests, remedies, powers, and duties hereunder or thereunder. Nothing in this Agreement or any other Credit Document shall prohibit Lender from pledging or assigning this Agreement and the Lender’s rights under any of the other Credit Documents, including collateral therefor, so long as any such pledgee or assignee is a “United States Person” for purposes of Section 7701(a)(30) of the Code.

9.10         Entire Agreement. THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.11         Amendment. Any provision of this Agreement or any other Credit Document to which the Borrower is a party may be amended if such amendment is in writing and is signed by the Borrower and the Lender. In connection with any amendment entered into in accordance with this Section, the Borrower shall pay to the Lender a fee to be negotiated between the Borrower and the Lender. Payment of such fee by the Borrower to the Lender shall be a condition precedent to the effectiveness of such amendment and shall be due on the date such amendment is signed by the Lender.

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9.12         Severability. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable by any court of competent jurisdiction, such determination shall not invalidate or render unenforceable any other provision hereof.

9.13         Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, together shall constitute but one and the same instrument.

9.14         Captions. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof..

[The remainder of this page is left blank intentionally.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

borrower:

apollo medical holdings, inc.

By:	/s/ Kyle Francis
Name:	Kyle Francis
Title:	Chief Financial Officer

lender:

NNA OF NEVADA, INC.

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Vice President & Treasurer

Signature Page to Credit Agreement

EXHIBIT A

COMPLIANCE CERTIFICATE

To:	NNA of Nevada, Inc.

920 Winter Street

Waltham, Massachusetts 02451

Attention: ____________________

This Compliance Certificate is furnished pursuant to that certain Credit and Security Agreement dated as of October 15, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”) between Apollo Medical Holdings, Inc. (“Borrower”) and NNA of Nevada, Inc., as Lender. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate (and the attached schedule) have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.          I am an employee of the Borrower;

2.          I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a reasonable review of the transactions and conditions of Borrower during the accounting period covered by the attached financial statements;

3.          The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

4.          Schedule I attached hereto sets forth financial data and computations evidencing Borrower’s compliance with the Consolidated EBIT and Working Capital Ratio in the Credit Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

Exhibit A - Compliance Certificate – Page 1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ______ day of _______________, ______.

APOLLO MEDICAL HOLDINGS, INC.

By:
Name:
Title:

Exhibit A - Compliance Certificate – Page 2

SCHEDULE I

COVENANT COMPLIANCE WORKSHEET

A. Consolidated EBIT

as of __________, ____

(1)	Consolidated EBIT for the quarter ended as of the date of determination:

	(a) Consolidated Net Income[1]	$____________

	(b) Interest expense	$____________

	(c) Income tax expense	$____________

	(d) Sum of Line 1(a) through 1(c)	$____________

	(e) Interest income	$____________

	(f) Subtract Line 1(e) from Line 1(d)		$____________

(2)	Minimum Consolidated EBIT as of the date of determination permitted by the Credit Agreement[2]		$____________

B. Working Capital Ratio

as of __________, ____

(1)	Working capital on the date of determination:

	(a) Current assets of the Borrower and its Subsidiaries on the date of determination	$_____________

	(b) The unused portion of the Revolving Credit Agreement on the date of determination	$_____________

	(c) Sum of Line 1(a) and 1(b)		$____________

(2)	Current liabilities of the Borrower and its Subsidiaries on the date of determination		$____________

(3)	Working Capital Ratio: Divide Line 1(c) by Line 2		_____ to 1.0

(4)	Minimum Working Capital Ratio permitted by Credit Agreement		0.80 to 1.0

1 Consolidated Net Income for the quarter is the net income (or loss) of the Borrower and its Subsidiaries, as determined on consolidated basis in accordance with GAAP, but excluding extraordinary gains and losses and any other non-operating gains and losses.

2 The Minimum Consolidated EBIT for: the 3rd fiscal quarter ended October 20123 is $(307,850); the 4th fiscal quarter ended January 2014 is $(1,168,568); and the 1st fiscal quarter ended April 2014 is $(483,126).

Schedule I – Page 1

EXHIBIT B

NOTICE OF BORROWING

________ ___, 201__

NNA of Nevada, Inc.

920 Winter Street

Waltham, Massachusetts 02451

Ladies and Gentlemen:

The undersigned, Apollo Medical Holdings, Inc. (the “Borrower”), refers to the Credit Agreement and Security Agreement, dated as of October 15, 2013, by and between the Borrower and you, as Lender (as amended, modified or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 3.2(a) of the Credit Agreement, hereby gives you irrevocable notice that the undersigned Borrower requests a Revolving Loan under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing:

(i)          The aggregate principal amount of the Borrowing is $_______________.

(ii)         The Borrowing is requested to be made on ________ ___, 201___ (the “Borrowing Date”).

The undersigned Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

A.           Each of the representations and warranties contained in Article IV of the Credit Agreement and in the other Loan Documents is and will be true and correct in all material respects (except to the extent any such representation or warranty is qualified as to materiality or by Material Adverse Effect, in which case such representation or warranty shall be true in all respects) on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date (except to the extent any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation or warranty shall be true in all respects as of such date)); and

B.           No Default has occurred and is continuing or would result from the Borrowing or from the application of the proceeds therefrom.

The undersigned Borrower’s account information is set forth below:

Bank Name:

Bank Address:

Exhibit B – Notice of Borrowing – Page 1

ABA#:

Account Name:

Account Number:

Contact:

[Remainder of page intentionally left blank]

Exhibit B – Notice of Borrowing – Page 2

Very truly yours,

APOLLO MEDICAL HOLDINGS, INC.

By:
Name:
Title:

Exhibit B – Notice of Borrowing – Page 3

EXHIBIT C

INTERCOMPANY PROMISSORY NOTE

(the “Note”)

October __, 2013

FOR VALUE RECEIVED, each of the borrowers named below (individually, a “Borrower” and collectively, the “Borrowers”) hereby promises to pay to the order of [Apollo Medical Holdings, Inc.] (the “Payee”) the principal amount of all advances made by the Payee to such Borrower from time to time outstanding under this Note. Each Borrower hereby also promises to pay interest from time to time on the principal amount outstanding of advances made to it under this Note at a rate per annum as shall be agreed upon from time to time by the Payee and such Borrower.

Reference is hereby made to that certain Credit Agreement dated as of October 15, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), entered into by and among Apollo Medical Holdings, Inc., as borrower, and NNA of Nevada, Inc., as lender (the “Lender”). Capitalized terms used but not defined herein shall have the meanings assigned them in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made on demand in lawful money of the United States of America in same day funds to the account of the Payee located at such place as shall be designated in writing for such purpose.

Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to a Borrower, the unpaid principal amount owed by such Borrower hereunder shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

Upon any exercise of remedies (including the termination of Lender’s commitment to make Revolving Loans) pursuant to Section 8.2 of the Credit Agreement, the unpaid principal amounts hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

Whenever any payment on this Note shall be declared to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

The obligations of any Borrower arising under this Note may be prepaid in whole or in part at any time without penalty or premium.

None of the terms or provisions hereof may be waived, altered, modified or amended except with the Payee’s prior written consent. Notwithstanding the foregoing, until all of the Obligations shall have been paid in full, no provisions of this instrument may be amended or otherwise modified in any material respect without the prior written consent of the Lender.

Exhibit C – Page 1

In no event shall any interest be payable under this Note to the extent that the payment thereof would be prohibited by applicable law.

Each Borrower and the Payee hereby acknowledge and agree that this Note amends and restates in its entirety each and every other promissory note heretofore executed by such Borrower in favor of the Payee.

The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. Each Borrower, for itself and its successors and assigns, waives presentment, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof.

The loans or advances evidenced by this Note are subordinated in right and time of payment to the Obligations delineated in the Credit Agreement or other Credit Documents.

This Note is one of the Intercompany Notes referred to in the Credit Agreement, and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Credit Agreement. Each Borrower hereby acknowledges and agrees that the Lender may, pursuant to the Credit Agreement, exercise all rights provided therein with respect to this Note.

The Payee is hereby authorized (but shall not be required) to record all loans and advances made by it to each Borrower (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Exhibit C – Page 2

IN WITNESS WHEREOF, this Note has been executed and delivered as of the date set forth above.

PAYEE:

APOLLO MEDICAL HOLDINGS, INC.

By:
Name:
Title:

BORROWERS:

APOLLO MEDICAL MANAGEMENT, INC.

By:
Name:
Title:

PULMONARY CRITICAL CARE MANAGEMENT, INC.

By:
Name:
Title:

APOLLOMED ACCOUNTABLE CARE ORGANIZATION, INC.

By:
Name:
Title:

VERDUGO MEDICAL MANAGEMENT, INC.

By:
Name:
Title:

Exhibit C – Page 3

ALLONGE TO PROMISSORY NOTE

The undersigned, [Name of payee], a Delaware limited liability company (“Assignor”), for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby assigns and endorses to NNA OF NEVADA, INC. (“Assignee”), that certain Intercompany Promissory Note dated as of October __, 2013 (the “Note”) made by ____________________________, in favor of Assignor in the original principal amount of $_____________.

The foregoing endorsement shall have the same effect as though it were written directly on the Note itself.

Dated: ______________

[NAME OF PAYEE]

By:
Name:
Title:

Exhibit C – Page 4